Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-4 (Amendment No. 3) of our report dated March 26, 2025 with respect to the audited financial statements of DT Cloud Acquisition Corporation (the “Company”) as of December 31, 2024 and 2023 and for the years then ended.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

September 25, 2025